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                                                            Exhibit (a)(1)(i)(A)



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated January 14, 2000 and January 14, 1999 included in this Issuer Tender Offer Statement (Schedule TO) of The Southern Africa Fund, Inc.

                                                               ERNST & YOUNG LLP

New York, New York
April 25, 2000